Exhibit 1.17

Request 0: 012394159 Demande n°: Transaction 0: 041920318 Transaction 1,0: Category 10: CT Catégorie: Province ot Ontario Province de fOntario Ministry 0f Government Services Ministère des Services gouvernementaux Date Report Produced: 2010/07/27 Document produit le: Time Report Produced: 09:34:28 Imprimé à: Certificate of Incorporation Certificat de constitution This is to certify that Ontario Corporation No. Ceci certifie que 2251723 ONTARIO INC. Numéro matricule de la personne morale en Ontario 002251723 is a corporation incorporated, est une société constituée aux termes under the laws of the Province of Ontario. des lois de la province de l’Ontario. These articles of incorporation are effective on Les présents statuts constitutifs entrent en vigueur le JULY 27 JUILLET, 2010 17 Director/Directrice Business Corporations Act/Loi sur les sociétés par actions

Request ID / Demande n° 12394 15 9 Page: Ontario Corporation Number Numéro de la compagnie en Ontario 2251723 1 FORM 1 BUSINESS CORPORATIONS ACT FORMULE NUMÉRO .x / LOI SUR LES SOCIÉTÉ PAR ACTIONS ARTICLES 0F INCORPORATION STATUTS CONSTITUTIFS 1. The naine of the corporation is: Dénomination sociale de la compagnie: 2251723 ONTARIO INC. 2. The address of the registered office is: Adresse du siège social: C/O ALEXEI TCHERNOBRIVETS 5255 YONGE STREET Suite # 1210 (Street & Number, or R.R. Nuinber & if Muiti—Office Building give Room No.) (Rue et numéro, ou numéro de la R.R. et, s’il s’agit édifice à bureau, numéro du bureau) TORONTO ON’TARIO CANADA M2N 6P4 (Naine of Municipaiity or Post Office) (Postal CodelCode postal) (Nom de la municipalité ou du bureau de poste) 3. Nuinber (or minimum and maximum nuinber) of directors is: MINIMUM 1 4. The first director(s) is/are: First naine, initiais and surnaxne Prénom, initiales et nom de famille Address for service, giving Street & No. or R.R. No., Municipaiity and Postai Code Nombre (ou nombres minimal et maximal) d’administrateurs: MAXIMUM 10 Premier (s) administrateur(s): Resident Canadian State Yes or No Résident Canadien Oui /Non Domicile élu, y compris la rue et le numéro, le numéro de la R.R., ou le nom de la municipalité et le code postal * ALEXEI TCHERNOBRIVETS 24 REDMOND DRIVE THORNHILL ONTARIO CANADA L4J 0B6 Yes

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Request ID / *Demande n°*

12394159

Ontario Corporation Number
Numéro de la compagnie en Ontario

2251723

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4. The first director(s) is/are: *Premier(s) administrateur(s):*

First name, initials and surname / *Prénom, initiales et nom de famille* Address for service, giving Street & No. or R.R. No., Municipality and Postal Code / *Domicile élu, y compris la rue et le numéro, le numéro de la R.R., ou le nom de la municipalité et le code postal*	Resident Canadian / *Résident Canadien* — State Yes or No / *Oui/Non*
* IVAN SMIRNOV 372 FLAGSTONE WAY NEWMARKET ONTARIO CANADA L3X 2R3	Yes
* VADIM SLOUTSKY 226 MARC SANTI BLVD. MAPLE ONTARIO CANADA L6A 0K8	Yes

Page: 3 Ontario Corporation Nuinber Request ID / Demande n° Numéro de la compagnie en Ontario 12394159 2251723 5. Restrictions, if any, on business the corporation may carry on or on powers the corporation niay exercise. Limites, s’il y e lieu, imposées aux activités commerciales ou aux pouvoirs de la compagnie. There are no restrictions on the business the Corporation may carry on or on the powers the Corporation may exercise. 6. The classes and any maximum nuxnber 0f shares that the corporation is authorized to issue: Catégories et nombre maximal, s’il y a lieu, d’actions que la compagnie est autorisée à émettre: A. an unlimited nuniber 0f common shares; and B. an unlimited number 0f preferred shares.

Page: 4 Ontario Corporation Number Request ID / Demande n° Numéro de la compagnie en Ontario 12394159 2251723 7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares, and directors’ authority with respect to any class 0f shares which may ha issued: Droits, privilèges, restrictions et conditions, s’il y s lieu, rattachés à chaque catégorie d’actions et pouvoirs des administrateurs relatifs à chaque catégorie d’actions que peut être émise en série: (A) The said preferred shares shah have attached thereto the following rights, privileges, restrictions and conditions: 1) The holder of the preferred shares shal]. in each fiscal year of the Corporation in the discretion of the directors, but always in preference and priority to any payxnent 0f dividends on the common shares for such year, be entitled, out of any or all profits or surplus available for dividends, to non—cumulative dividends at a rate to be fixed from time to time by the directors; if in any fiscal year, after providing for the full dividend on the preferred shares, there shah remain any profits or surplus available for dividends, such profits or surplus or any part thereof, may in the discretion 0f the directors, be applied to dividende on the common shares; the holders of preferred shares shall not be entitled to any dividend other than or in excess of the non—cumulative dividends at the rate hereinbefore provided for. 2) The preferred shares shall rank, both as regards to dividends and return 0f capital, in priority to ah other shares of the Corporation but shall flot confer any further right to participate in the profit assets. 3) Subject to the provisions 0f the Business Corporations Act, the Corporation may redeem, upon giving notice as hereinafter provided, the whole 0f any part 0f the preferred shares on payment for each share to be redeemed of the amount per share paid up thereon, together with all dividends declared thereon and unpaid; in case a party only 0f the then outstanding preferred shares is at any time to be redeemed, the shares 50 to be redeemed shall be selected by lot in such manner as the directors in their discretiori shall decide or, if the directors so determine, may be redeemed pro rata, disregarding fractions, and the directors may make such adjustments as may be necessary to avoid the redeinption of fractional parts 0f shares. Not less than 30 days notice in writing of such redemption shall be given by mailing such notice to the registered holders of the shares to be redeemed, specifying the date and place or places of redemption; if notice of any such redemption be given by the Corporation in the manner aforesaid and an amount sufficient to redeem the shares to be deposited with any trust company or chartered bank in Canada as specified in the notice on or before the date fixed for redemption, dividends on the preferred shares to be redeemed and the holders thereof shall thereafter have no rights against the Corporation in respect thereof except, upon the surrender 0f certificates for such shares, to receive payment therefore out of the moneys so deposited. After the redemption price 0f such shares has been deposited as aforesaid, notice shah be given to the holders of any preferred shares called for redemption who

Page: 5 Ontario Corporation Number Request ID / Demande n° Numéro de la compagnie en Ontario 12394159 2251723 7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares, and directors’ authority with respect to any class of shares which may be issued: Droits, privilèges, restrictions et conditions, s’il y s lieu, rattachés à chaque catégorie d’actions et pouvoirs des administrateurs relatifs à chaque catégorie d’actions que peut être émise en série: have faiied to present the certificates representing such shares within two months of the date speeified for redemption that the money has been so deposited and may be obtained by the hoiders of said preferred shares upon presentation 0f the certificates representing such shares cailed for redemption at the said trust company or chartered bank. 4) The Corporation shah have the right at its option at any time and from turne to time to purchase the whoie or any part 0f the preferred shares pursuant to tenders received by the Corporation upon request for tenders addressed to ail hoiders 0f preferred shares, or, with the unanirnous consent of ail the hoiders of ail issued preferred shares, from any holder or hoiders thereof, at the iowest price at which, in the opinion of the directors, but not exceeding the amount per share paid upon thereon, together with ail dividends declared thereon and unpaid. If in response to an invitation for tenders, two or more shareholders submit tenders at the saine price and if such tenders are accepted by the Corporation in whole or in part, then, uniess the Corporation shah accept such tenders in proportion as nearly as may be to the number of shares offered in each such tender. 5) In the event 0f the liquidation, dissolution or winding—up of the Corporation, or other distribution 0f its assets, whether voluntary or involuntary, the hoiders of the preferred shares shah be entitled to receive, before any distribution of any part 0f the assets of the Corporation among the hoiders 0f any other shares, an amount per share paid up thereon and any dividends deciared thereon and unpaid and no more. 6) Subect to the provisions of the Business Corporations Act, the hoiders of the preferred shares shah flot, as such, have any voting rights for the election of directors or for any other purpose nor shah they be entitled to attend shareholders’ meetings. B) The said common shares shah have attached thereto the fohiowing rights, privileges, restrictions and conditions: 1> The holders of the common shares shah be entitied to one vote for each common share held at ail meetings of the sharehoiders, except meetings at which only holders 0f another specified class 0f shares are entitled to vote. 2) Subject to the rights, privileges, restrictions and conditions attaching to any other ciass of shares 0f the Corporation, the holders of the common shares

Page: 6 Ontario Corporation Nwnber Request ID / Demande n° Numéro de la compagnie en Ontario 12394159 2251723 7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares, and directors’ authority with respect to any class of shares which may be issued: Droits, privilèges, restrictions et conditions, s’il y a lieu, rattachés à chaque catégorie d’actions et pouvoirs des administrateurs relatifs à chaque catégorie d’actions que peut être émise en série: shah be entitled to receive any dividend declared by the Corporation and to receive the remaining property 0f the Corporation upon liquidation, dissolution, wind—up or other distribution 0f assets.

Page: 7 Ontario Corporation Number Request ID / Demande n° Numéro de la compagnie en Ontario 12394159 2251723 8. The issue, transfer or ownership of shares is restricted and the restrictions (if any) are as follows: L’émission, le transfert ou la propriété d’actions est/n’est pas restreinte. Les restrictions, s’il y a lieu, sont les suivantes: The right to transfer shares 0f the Corporation shah be restricted in that no share shah be transferred without either: a) the consent of the directors expressed by a resolution passed by an instrument or instruments in writing signed by a majority of the directors which consent may be given either prior or subseqi.ient to the time 0f transfer 0f such shares; or B) the consent 0f the hoiders of shares 0f the Corporation representing at ieast 51% 0f the votes attaching to ail shares 0f the Corporation for the time being outstanding carrying a voting right either under ail circumstances that have occurred and are continuing, expressed by resolutiori passed by such shareholders, which consent may be given either prior or subsequent to the time 0f transfer of such shares.

Page: 8 Ontario Corporation Nwnber Request ID / Demande n° Numéro de la compagnie en Ontario 12394159 2251723 9. Other provisions, (if any, are) Autres dispositions, s’il y a lieu: a) The number of shareholders of the Corporation, exclusive 0f person who are in its employment and exclusive 0f persons, who having been forinerly in the employment of the Corporation, were, while in that employment, and have continued after the termination 0f the employment to be shareholders of the Corporation, is limited to flot more than 50, 2 or more persons who are the joint registers owners of 1 or more shares being counted as 1 shareholder; b) any invitation to the public to subscribe for securities of the Corporation is prohibited; c) the Corporation shall be entitled to a lien on a share registered in the naine of a shareholder or his legal representative for a debt of that shareho],der to the Corporation; and d) the directors may, without authorization 0f the shareholders, by authentic deed, in particular but without limitation, for the purpose of securing any bonds, debentures or debenture stock which the Corporation is by law entitled to issue, hypothecate, mortgage, pledge, cede or transfer any property, moveable or immovàble, present or future which the Corporation may own.

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Request ID / *Demande n°*	Ontario Corporation Number / *Numéro de la compagnie en Ontario*
12394159	2251723

10. The names and addresses of the incorporators are
Nom et adresse des fondateurs

First name, initials and last name or corporate name — *Prénom, initiale et nom de famille ou dénomination sociale*

Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code
Domicile élu, adresse du siège social au adresse de l'établissement principal, y compris la rue et le numéro, le numéro de la R.R., le nom de la municipalité et le code postal

* ALEXEI TCHERNOBRIVETS

24 REDMOND DRIVE

THORNHILL ONTARIO
CANADA L4J 0B6

* IVAN SMIRNOV

372 FLAGSTONE WAY

NEWMARKET ONTARIO
CANADA L3X 2R3

* VADIM SLOUTSKY

226 MARC SANTI BLVD.

MAPLE ONTARIO
CANADA L6A 0K8

Name of Corporation	Ontario Corporation Number
2251723 ONTARIO INC.	2251723
	Request ID
	12394159

ADDITIONAL INFORMATION FOR ELECTRONIC INCORPORATION

CONTACT PERSON

First Name: SUSAN
Last Name: NEWBY
Name of Law Firm: HALL WEBBER LLP

ADDRESS

Street #	Street Name	Suite #
1200	BAY STREET	400

Additional Information:
City: TORONTO

Province	Country	Postal Code
ONTARIO		M5R 2A5

TELEPHONE #: 416-920-3849 x104

Name of Corporation	Ontario Corporation Number
2251723 ONTARIO INC.	2251723
	Request ID
	12394159

ELECTRONIC INCORPORATION

TERMS AND CONDITIONS

The following are the terms and conditions for the electronic filing of Articles of Incorporation under the Ontario *Business Corporations Act* (OBCA) with the Ministry of Government Services. Agreement to these terms and conditions by at least one of the incorporators listed in article 10 of the Articles of Incorporation is a mandatory requirement for electronic incorporation.

1) The applicant is required to obtain an Ontario biased or weighted NUANS search report for the proposed name. The applicant must provide the NUANS name searched, the NUANS reservation number and the date of the NUANS report. The NUANS report must be kept in electronic or paper format at the corporation's registered office address.

2) All first directors named in the articles must sign a consent in the prescribed form. The original consent must be kept at the corporation's registered office address.

3) A Corporation acquiring a name identical to that of another corporation must indicate that due diligence has been exercised in verifying that the Corporation meets the requirements of Subsection 6(1) of Regulation 62 made under the OBCA. Otherwise, the Corporation is required to obtain a legal opinion on legal letterhead signed by a lawyer qualified to practise in Ontario that clearly indicates that the corporations involved comply with Subsection 6(2) of that Regulation by referring to each clause specifically. The original of this legal opinion must be kept at the Corporation's registered office address. The applicant must complete the electronic version of this legal opinion provided by one of the Service Providers under contract with the Ministry.

4) The date of the Certificate of Incorporation will be the date the articles are updated to the ONBIS electronic public record database. Articles submitted electronically outside MGS, ONBIS access hours, will receive an endorsement date effective the next business day when the system resumes operation, if the submitted Articles of Incorporation meet all requirements for electronic incorporation. Articles of Incorporation submitted during system difficulties will receive an endorsement date effective the date the articles are updated to the ONBIS system.

5) The electronic Articles of Incorporation must be in the format approved by the Ministry and submitted through one of the Service Providers under contract with the Ministry.

6) Upon receipt of the Certificate of Incorporation issued by the ONBIS system, a duplicate copy of the Articles of Incorporation with the Ontario Corporation Number and the Certificate of Incorporation must be kept in paper or electronic format. The Ministry will print and microfilm copies of the Certificate of Incorporation, the Articles of Incorporation and any other documentation submitted electronically. These will be considered the true original filed copies.

7) The sole responsibility for correctness and completeness of the Articles of Incorporation, and for compliance with the OBCA and all regulations made under it, lies with the incorporator(s) and/or their legal advisor(s), if any.

The incorporator(s) have read the above Terms and Conditions and they understand and agree to them.

I am an incorporator or I am duly authorized to represent and bind the incorporator(s).

First Name	Last Name
DANIEL M.	WEBBER